Exhibit 99.5

FOR IMMEDIATE RELEASE

Terayon Enables All-Digital Video Programming for Cogeco Cable

Powers Picture-Perfect Digital Video Services for Canadian Customers

Santa Clara, CA – June 16, 2005 – Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of digital video networking applications and home access solutions, today announced that Cogeco Cable, the second largest cable operator in both Ontario and Québec Canada, has deployed the Terayon DM 6400 Network CherryPicker® platform to power the deployment of all-digital programming. Leveraging the field-proven capabilities of Terayon’s CherryPicker digital video platform, Cogeco is delivering a broad range of new, compelling and high-quality standard definition (SD) and high definition (HD) digital video entertainment services to its customers.

     Cogeco’s deployment leverages the same best-of-breed digital video networking capabilities that have been deployed in thousands of CherryPicker systems worldwide. Because of the superior flexibility architected into the CherryPicker platform, Cogeco can seamlessly integrate additional applications and services as their needs and business requirements evolve.

     “By making it possible to deliver all-digital programming very efficiently, Terayon helps us to meet and exceed our customers’ diverse television viewing needs and deliver the most exciting recent advances in television programming distribution”

said Robin Lavoie, Senior Director of Engineering for Cogeco Cable.

“In today’s highly competitive market, digital programming and advanced offerings like video on demand and high definition are the kind of services that enable cable companies to differentiate themselves to attract and retain customers,” said Jerry Chase, CEO, Terayon. “By providing cable operators with a flexible and affordable way to step up and deliver unique and highly desired services, Terayon is committed to helping its customers succeed. We want them to think of Terayon when they think of digital video.”

About the Terayon DM 6400 Network CherryPicker

     The DM 6400 is the flagship model in the Terayon Network CherryPicker line of digital video networking platforms, which enable telecom carriers, cable operators and satellite providers to deliver a wide range of digital programming services and applications. The DM 6400 utilizes advanced proprietary ASIC (Application Specific Integrated Circuit) chips designed for the unique computational requirements of MPEG compressed digital video, combined with powerful digital video processing software, to deliver the highest possible picture quality for both standard definition (SD) and (high definition) HD digital video services. Terayon continues to develop the CherryPicker line with the addition of new functionality and support for new standards, including MPEG-4 AVC and VC-1.

About Terayon

     Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 5,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million

Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com

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Press Contact:	Investor Contact:
Rebecca West	Eileen Morcos
(415) 402-0230	(408) 235-5544
rebecca@atomicpr.com	eileen.morcos@terayon.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including the performance and capabilities of the Terayon DM 6400 Network CherryPicker, as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the Securities and Exchange Commission, including Terayon’s 10-Q for the quarter ended March 31, 2005 and 10-K for the year ended December 31, 2004.

Note: CherryPicker and Terayon are registered trademarks of Terayon Communication Systems. All other trademarks are property of their respective owners.